UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2009

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02:	Results of Operations and Financial Condition

See the Press Release dated February 6, 2009 furnished as Exhibit 99.1 and incorporated herein by reference, reporting on TECO Energy, Inc.’s financial results for the quarter and year ended December 31, 2008.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On February 4, 2009, it was confirmed that Luis Guinot, Jr., a Director who has exceeded the age 72 guideline, will be retiring from the Board effective at the end of his term, April 29, 2009. Mr. Guinot’s retirement from the Board is not due to any disagreement with management or any other Board member.

(e)    On February 4, 2009, the Board (and the Compensation Committee, with respect to the Chief Executive Officer’s salary) decided to keep the salaries for the executive officers the same as in 2008, except that the 2009 salary for Sherrill W. Hudson, Chairman of the Board and Chief Executive Officer, is to be paid in the form of cash instead of in the form of cash and stock. The Board also decided to pay 2008 annual incentive awards for all executive officers (which are typically paid in cash) in the form of 50% cash and 50% restricted stock with a one-year vesting period.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On February 4, 2009, the Board of Directors of TECO Energy, Inc., approved amendments to Sections 2.11 and 3.7 of the Bylaws, effective immediately following the 2009 Annual Meeting of Shareholders, to change the advance notice provisions set forth in those sections regarding the requirements that a shareholder must meet when proposing director nominees or business to be brought before a shareholder meeting. The amendments provide that such notice is required to be submitted at least 120 days (90 days in the current Bylaws) before the anniversary date of the prior year’s meeting and not more than 150 days (120 days in the current Bylaws) before that date, and if the meeting date is to be changed by more than 25 days (30 days in the current Bylaws), the notice must be received not later than 10 days after the new meeting date is disclosed. The amended provisions also require that the shareholder’s notice also disclose (i) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the number of shares of stock held by each such nominee holder, (ii) information about any derivative instruments or similar arrangements that have been entered into by or on behalf of such shareholder with respect to stock of the Corporation and (iii) information about any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that have been made by or on behalf of such shareholder, to reduce the risk to such shareholder or to increase or decrease the voting power or pecuniary or economic interest of such shareholder with respect to stock of the Corporation.

The foregoing description of the amendments to the bylaws is qualified in its entirety by reference to the full text of the bylaws, as amended, which are attached as Exhibit 3.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

3.1	Bylaws of TECO Energy, Inc., as amended through February 4, 2009.

99.1	Press Release dated February 6, 2009 reporting on TECO Energy, Inc.’s financial results for the quarter and year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2009	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Bylaws of TECO Energy, Inc., as amended through February 4, 2009.

99.1	Press Release dated February 6, 2009 reporting on TECO Energy, Inc.’s financial results for the quarter and year ended December 31, 2008.